Exhibit 3.1

Effective as of December 10, 2020

AMENDED AND RESTATED BYLAWS

OF

MSCI INC.

(hereinafter called the “Corporation”)

ARTICLE 1

OFFICES AND RECORDS

Section 1.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle.

Section 1.02. Other Offices. The Corporation may have such other offices, both within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 1.03. Books and Records. The books and records of the Corporation may be kept at the Corporation’s principal offices or at such other locations within or without the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE 2

STOCKHOLDERS

Section 2.01. Annual Meeting. An annual meeting of the stockholders of the Corporation shall be held for the election of directors and to transact any other business as may properly be brought before the meeting.

Section 2.02. Special Meeting. Subject to the rights of the holders of any series of preferred stock of the Corporation (the “Preferred Stock”) or any other series or class of stock as set forth in the Third Amended and Restated Certificate of Incorporation, special meetings of the stockholders may be called at any time only by the Secretary at the direction of the Board of Directors pursuant to a resolution adopted by the Board of Directors.

Section 2.03. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by resolution of the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware as the same exists or hereafter may be amended (“Delaware Law”).

Section 2.04. Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which such special meeting is called. Unless otherwise provided by Delaware Law, such notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, or by mail, or, to the extent and in the manner permitted by applicable law, electronically, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Any previously scheduled meeting of the stockholders may be postponed, rescheduled or canceled and

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(unless the Third Amended and Restated Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 2.05. Quorum and Adjournment. Except as otherwise provided by law, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The Chairman of the meeting as so designated by the Board of Directors (if not the Chairman of the Board of Directors) or the holders of a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the Chairman of the meeting as so designated by the Board of Directors (if not the Chairman of the Board of Directors) or the holders of a majority of the voting power of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. Except as otherwise provided by Delaware Law, if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholder entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Delaware Law and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.06. Proxies. At all meetings of stockholders, each stockholder entitled to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy as may be permitted by law; provided, that no proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Any proxy to be used at a meeting of stockholders must be filed with the Secretary of the Corporation or his or her representative at or before the time of the meeting.

Section 2.07. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.04 of these Amended and Restated Bylaws (or any supplement thereto), (B) by or at the direction of the Board of Directors, (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (ii) and (iii) of this Section 2.07(a) and who was a stockholder of record on the date such notice is delivered to the Secretary of the Corporation and at the time of such annual meeting, or (D) by a Nominating Stockholder (as defined in these Amended and Restated Bylaws) pursuant to Section 2.07(c), and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination or proposal of business.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.07, such stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations, such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice, pursuant to clause (C) of paragraph (a)(i) of this Section 2.07, shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day, nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (1) if the date of the annual meeting is advanced by more than thirty days, or delayed by more than ninety days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on

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the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation or (2) if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.07(a)(ii). Such stockholder’s notice pursuant to clause (C) of paragraph (a)(i) of this Section 2.07 shall set forth:

(A) as to nominations to the Board of Directors, for each stockholder of record giving the notice, the beneficial owner, if any, on whose behalf the nomination is made and each nominee (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and each nominee; (2) the class or series and number of shares of capital stock of the Corporation that are, either directly or indirectly, owned beneficially and/or of record by each nominee, such stockholder or such beneficial owner or such other person who possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; (3) a representation as to whether each nominee, the stockholder or the beneficial owner, if any, intends, or is part of a group that intends, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to elect each such nominee and/or otherwise to solicit proxies from stockholders in support of such nomination; (4) a description of any proxy, contract, agreement, arrangement, relationship or understanding (whether written or oral) between or among each nominee, such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with such nomination or such business, which shall include a description of any material interest of such stockholder or such beneficial owner, if any, in such nomination, including any anticipated benefit to such person or persons therefrom; (5) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, each nominee, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities; (6) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination before the meeting; and (7) any other information relating to such stockholder, beneficial owner, if any, or each nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of each such nominee pursuant to Section 14 of the Exchange Act;

(B) to be eligible to be a nominee for election as a director, the proposed nominee must provide to the Secretary of the Corporation in accordance with the applicable time periods prescribed for delivery of notice under Section 2.07(a)(ii) or Section 2.07(b): (1) a completed D&O questionnaire (in the form provided by the Secretary of the Corporation, at the request of the stockholder) containing information regarding the nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation, (2) a written representation that, unless previously disclosed to the Corporation, the nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director, will vote or act on any issue or question, or that could interfere with such nominee’s ability to comply, if elected as a director, with his/her fiduciary duties under applicable law, (3) a written representation, signed by each such nominee consenting to being named in the proxy statement for such annual meeting as a nominee and representing that such nominee intends to serve as a

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director of the Corporation for the full term if so elected, and unless previously disclosed to the Corporation, the nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement, or understanding with any other person or entity other than the Corporation, in each case in connection with candidacy, service or action as a director of the Corporation and (4) a written representation that, if elected as a director, such nominee would be in compliance and will continue to comply with the Corporation’s Corporate Governance Policies as disclosed on the Corporation’s website, as amended from time to time, and will be able to comply with any other policies and guidelines of the Corporation applicable to the independent directors. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and the impact that such service would have on the ability of the Corporation to satisfy the requirements of laws, rules, regulations and listing standards applicable to the Corporation or its directors. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee;

(C) as to any other business that the stockholder proposes to bring before the meeting, for each stockholder of record giving the notice, and the beneficial owner, if any, on whose behalf the nomination or proposal is made and the nominee (1) a brief description of the business desired to be brought before the meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Amended and Restated Bylaws, the text of the proposed amendment); (3) the reasons for conducting such business at the meeting; (4) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (5) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any; (6) the class or series and number of shares of capital stock of the Corporation that are, either directly or indirectly, owned beneficially and/or of record by such stockholder or such beneficial owner or such other person who possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; (7) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is part of a group that intends, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve such business and/or otherwise to solicit proxies from stockholders in support of such business; (8) a description of any proxy, contract, agreement, arrangement, relationship or understanding (whether written or oral) between or among the nominee, such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with such business, which shall include a description of any material interest of such stockholder or such beneficial owner, if any, in such business, including any anticipated benefit to such person or persons therefrom; (9) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the nominee, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities; (10) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting; and (11) any other information relating to such stockholder or beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such business pursuant to Section 14 of the Exchange Act.

If requested by the Corporation, the information required under clause (A) or clause (C) of this Section 2.07(a)(ii) shall be supplemented by such stockholder and any such beneficial owner not later than

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ten (10) days after the record date for the meeting to disclose such information as of the record date. Without any action by the Corporation, any stockholder or beneficial owner providing notice pursuant to clause (C) of paragraph (a)(i) of this Section 2.07 shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting, and such update and supplement shall be delivered to and received by the Secretary of the Corporation not later than five (5) days after the record date for such meeting.  In no event may a substitute or alternate nominee be permitted if the nomination is made in accordance with clause (a) of this Section 2.07(a)(ii) at the time that the notice of nomination is first delivered to the Secretary of the Corporation or thereafter.

(b) Special Meetings of Stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.07 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the special meeting. If the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election may nominate such number of persons for election to such position(s) as are specified in the Corporation’s notice of meeting, if the stockholder’s notice as required by clause (ii) of Section 2.07(a) of these Amended and Restated Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) Stockholder Nominations. (i) Subject to the provisions of this Section 2.07(c), if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders (but not at any special meeting of stockholders): (A) the name of any person or persons nominated for election (each a “Stockholder Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to twenty (20) Eligible Stockholders that, as determined by the Board of Directors or its designee acting in good faith, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures and requirements set forth in this Section 2.07(c) (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (B) disclosure about each Stockholder Nominee and the Nominating Stockholder required under the Exchange Act or other applicable law to be included in the proxy statement; (C) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.07(c)(i)(B)), provided that such statement does not exceed five hundred (500) words; and (D) any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of each Stockholder Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 2.07(c).

(ii) (A) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than the number of directors constituting the greater of two (2) directors or twenty percent (20%) of the total number of directors of the Corporation then serving on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.07(c) (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting of stockholders shall be reduced by:

(1) each Stockholder Nominee whose nomination is withdrawn by the Nominating Shareholder or who becomes unwilling to serve on the Board of Directors;

(2) each Stockholder Nominee who ceases to satisfy the eligibility requirements in this Section 2.07(c), as determined by the Board of Directors;

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(3) each Stockholder Nominee who the Board of Directors itself decides to nominate for election at such annual meeting; and

(4) the number of incumbent directors who had been Stockholder Nominees at any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors.

In the event that one or more vacancies for any reason occur on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 2.07(c)(iv) but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(B) If the number of Stockholder Nominees pursuant to this Section 2.07(c) for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s common stock that each Nominating Stockholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.07(c)(iv), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement Stockholder Nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of stockholders. Any Nominating Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section shall rank such Stockholder Nominees based on the order in which the Nominating Stockholder desires such Stockholder Nominees be selected for inclusion in the Corporation’s proxy materials.

(iii)(A) An “Eligible Stockholder” is a person who has either (1) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements in this Section 2.07(c) continuously for the three (3) year period specified in Section 2.07(c)(iii)(B) below or (2) provides to the Secretary of the Corporation, within the time period referred to in Section 2.07(c)(iv), evidence of continuous ownership of such shares for such three (3) year period from one or more securities intermediaries in a form that the Board of Directors or its designee, acting in good faith, determines acceptable.

(B) An Eligible Stockholder or group of up to twenty (20) Eligible Stockholders may submit a nomination in accordance with this Section 2.07(c) only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the Corporation’s common stock throughout the three (3) year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of stockholders. The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide together with the Nomination Notice documentation satisfactory to the Board of Directors or its designee, acting in good faith, that demonstrates compliance with the following criteria: (1) funds under common management and investment control; (2) funds under common management and funded primarily by the same employer; or (3) a “group of investment companies” (as defined in the Investment Company Act of 1940, as amended). For the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Stockholder, any and all requirements and obligations for a given Eligible Stockholder or, except as the context otherwise makes clear, the Nominating Stockholder that are set forth in this Section 2.07(c), including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the

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aggregate ownership of the group of Eligible Stockholders constituting the Nominating Stockholder. Should any Eligible Stockholder cease to satisfy the eligibility requirements in this Section 2.07(c), as determined by the Board of Directors, or withdraw from a group of Eligible Stockholders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall be deemed to own only the shares held by the remaining Eligible Stockholder or Eligible Stockholders. As used in this Section 2.07(c), any reference to a “group” or “group of Eligible Stockholders” refers to any Nominating Stockholder that consists of more than one Eligible Stockholder and to all the Eligible Stockholders that make up such Nominating Stockholder.

(C) The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock of the Corporation as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

(D) For purposes of this Section 2.07(c), an Eligible Stockholder “owns” only those outstanding shares of the Corporation’s common stock as to which such Eligible Stockholder possesses both: (1) the full voting and investment rights pertaining to such shares and (2) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (w) purchased or sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (x) sold short by such Eligible Stockholder, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to any other person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (a) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (b) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five (5) business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or its designee acting in good faith. For purposes of this Section 2.07(c)(iii)(D), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(E) No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

(iv) To nominate a Stockholder Nominee pursuant to this Section 2.07(c), the Nominating Stockholder must submit to the Secretary of the Corporation all of the following information and documents in a form that the Board of Directors or its designee, acting in good faith, determines acceptable (collectively, the “Nomination Notice”), not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of

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stockholders is not scheduled to be held within a period that commences thirty (30) days prior to the first anniversary date of the preceding year’s annual meeting of stockholders and ends thirty (30) days after the first anniversary date of the preceding year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), then to be timely the Nomination Notice shall be given in the manner provided herein no later than the date that is one hundred eighty (180) days prior to such Other Meeting Date or the tenth (10th) day following the day on which public announcement of such Other Meeting Date was made (in no event shall the adjournment or postponement of an annual meeting of stockholders, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):

(A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3) year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Stockholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date;

(B) an agreement to hold the Minimum Number of shares through the annual meeting of stockholders and to provide immediate notice if the Nominating Stockholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting of stockholders;

(C) a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder, as applicable, in accordance with Securities and Exchange Commission rules;

(D) the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a Stockholder Nominee and to serving as a director if elected;

(E) a written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders): (1) the information that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.07(a)(ii); (2) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (3) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the intent of influencing or changing control of the Corporation; (4) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than such Nominating Stockholder’s Stockholder Nominee(s); (5) a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting of stockholders, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors); (6) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting of stockholders; (7) a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, board membership would not violate the Certificate of Incorporation, these Amended and Restated Bylaws, applicable state or federal law or the rules of any stock exchange on which the Corporation’s shares of common stock are traded (the “Stock Exchange Rules”); (8) a representation and warranty that the Stockholder Nominee: (u) does not have any direct or indirect relationship with the Corporation that would cause the Stockholder Nominee to be deemed not independent pursuant to the Corporation’s Corporate Governance Policies and otherwise qualifies as independent under the Corporation’s Corporate Governance Policies and the Stock Exchange Rules; (v) meets the audit

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committee and compensation committee independence requirements under the Stock Exchange Rules; (w) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (x) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee; and (y) meets the director qualifications set forth in the Corporation’s Corporate Governance Policies; (9) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.07(c)(iii); (10) a representation and warranty that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 2.07(c)(iii) through the date of the annual meeting of stockholders; (11) details of any position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three (3) years preceding the submission of the Nomination Notice; (12) if desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors, provided that such statement shall not exceed five hundred (500) words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and (13) in the case of a nomination by a Nominating Stockholder comprised of a group, the designation by all Eligible Stockholders in such group of one Eligible Stockholder who is authorized to act on behalf of the Nominating Stockholder with respect to matters relating to the nomination, including withdrawal of the nomination; and

(F) an executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including in the case of a group, each Eligible Stockholder in that group that comprises the Nominating Stockholder) agrees: (1) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (2) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (3) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Stockholder Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (4) to indemnify and hold harmless (jointly with all other Eligible Stockholders, in the case of a group of Eligible Stockholders that comprise the Nominating Stockholder) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under this Section 2.07(c); (5) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any Eligible Stockholder included in a group) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within forty-eight (48) hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (6) in the event that the Nominating Stockholder (including any Eligible Stockholder included in a group) has failed to continue to satisfy the eligibility requirements described in Section 2.07(c)(iii), to promptly notify the Corporation.

The information and documents required by this Section 2.07(c)(iv) shall be (1) provided with respect to and executed by each Eligible Stockholder in the group in the case of a Nominating Stockholder comprised of a group of Eligible Stockholders; and (2) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (x) in the case of a Nominating Stockholder that is an entity and (y) in the case of a Nominating Stockholder that is a group that includes one or more Eligible

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Stockholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 2.07(c)(iv) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(v) (A) Notwithstanding anything to the contrary contained in this Section 2.07(c), the Corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee, if: (1) the Corporation receives a notice that a stockholder intends to nominate a candidate for director at the annual meeting of stockholders pursuant to the advance notice requirements for nominations by any stockholder pursuant to (C) of Section 2.07(a)(i), whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation; (2) the Nominating Stockholder (or, in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders, the Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder), or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this Section 2.07(c) or the Nominating Stockholder withdraws its nomination; (3) the Board of Directors or its designee, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Amended and Restated Bylaws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including the Stock Exchange Rules; (4) the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 2.07(c) at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than twenty-five percent (25%) of the shares of common stock cast for such Stockholder Nominee; (5) the Stockholder Nominee has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (6) the Corporation is notified, or the Board of Directors or its designee acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.07(c)(iii), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under this Section 2.07(c).

(B) Notwithstanding anything to the contrary contained in this Section 2.07(c), the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if the Board of Directors or its designee in good faith determines that: (1) such information is not true in all material respects or omits a material statement necessary to make the statements made (or a portion thereof) not misleading; (2) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (3) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation or (4) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation.

The Corporation may solicit against, and include in the proxy statement, its own statement relating to any Stockholder Nominee.

(d) General. (i) Only persons who are nominated in accordance with the procedures set forth in this Section 2.07 shall be eligible to be elected as directors at a meeting of stockholders and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.07. Except as otherwise provided by law, the Third Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, the Chairman of the meeting as so designated by the Board of Directors (if not the Chairman of the Board of Directors) shall have the power and duty to determine whether a

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nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Section 2.07 and, if any proposed nomination or business is not in compliance with this Section 2.07, to declare that such defective proposal or nomination shall be disregarded. If the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted. For purposes of this Section 2.07, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders.

(ii) For purposes of this Section 2.07, “public announcement” shall mean disclosure in a press release reported by the Associated Press, Business Wire, Dow Jones News Service, Reuters or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 2.07, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.07. Nothing in this Section 2.07 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations under the Exchange Act or (b) of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Third Amended and Restated Certificate of Incorporation, to elect directors pursuant to any applicable provisions of the Third Amended and Restated Certificate of Incorporation.

Section 2.08. Procedure Other than for Election of Directors; Voting. Except as otherwise provided by law, the Third Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the vote of the majority of all votes cast with respect to the matter at any meeting for such matter at which a quorum is present, and where a separate vote by class is required, the majority of all votes of such class cast with respect to the matter at any meeting for such matter at which a quorum exists.

The vote on any matter, including the election of directors, shall be by written ballot. Each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted.

Section 2.09. Inspector of Elections; Opening and Closing of Polls; Conduct of Meetings. (a) The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may not be directors, officers or employees of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the Chairman of the Board of Directors shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by Delaware Law.

(b) The Chairman of the Board of Directors shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

(c) The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in

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addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.10. Confidential Stockholder Voting. All proxies, ballots and votes, in each case to the extent they disclose the specific vote of an identified stockholder, shall be tabulated and certified by an independent tabulator, inspector of elections and/or other independent parties and shall not be disclosed to any director, officer or employee of the Corporation; provided, that, notwithstanding the foregoing, any and all proxies, ballots and voting tabulations may be disclosed: (a) as necessary to meet legal requirements or to assist in the pursuit or defense of legal action; (b) if the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes; (c) in the event of a proxy, consent or other solicitation in opposition to the voting recommendation of the Board of Directors; or (d) if the stockholder requests, or consents to disclosure of the stockholder’s vote or writes comments on the stockholder’s proxy card or ballot.

ARTICLE 3

BOARD OF DIRECTORS

Section 3.01. General Powers. Except as otherwise required by Delaware Law or the Third Amended and Restated Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, and the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things.

Section 3.02. Number, Tenure and Qualifications. (a) Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Third Amended and Restated Certificate of Incorporation, to elect directors (“Preferred Stock Directors”) under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, but shall consist of not less than three (3) nor more than fifteen (15) directors (exclusive of Preferred Stock Directors). However, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Directors need not be stockholders.

(b) Except as otherwise provided in this Section 3.02, each director shall be elected by the vote of the majority of all votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 3.02, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

(c) In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, provided that such resignation shall be effective if (i) that person shall not receive a majority of the votes cast in an election that is not a Contested Election, and (ii) the Board of Directors shall accept that resignation in accordance with the policies and procedures adopted by the Board of Directors for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the nominating and corporate governance committee of the Board of Directors, or such other committee designated by the Board of Directors pursuant to Section 3.09 of these Amended and Restated Bylaws, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results.

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(d) If the Board of Directors accepts a director’s resignation pursuant to this Section 3.02, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to Article 7 of the Third Amended and Restated Certificate of Incorporation or may decrease the size of the Board of Directors pursuant to the provisions of this Section 3.02.

Section 3.03. Regular Meetings. The Board of Directors may, by resolution, provide the time and place (if any) for the holding of regular meetings of the Board of Directors without other notice than such resolution. Unless otherwise determined by the Board of Directors, the Secretary or an Assistant Secretary of the Corporation shall act as secretary at all regular meetings of the Board of Directors and in the absence of the Secretary and any Assistant Secretary, a temporary secretary shall be appointed by the chairman of the meeting.

Section 3.04. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board of Directors, or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place (if any) and time of the meetings. Unless otherwise determined by the Board of Directors, the Secretary or an Assistant Secretary of the Corporation shall act as secretary at all special meetings of the Board of Directors and in the absence of the Secretary and any Assistant Secretary, a temporary secretary shall be appointed by the chairman of the meeting.

Section 3.05. Notice. Notice of any special meeting shall be mailed to each director at his or her business or residence not later than three (3) days before the day on which such meeting is to be held or shall be sent to either of such places by electronic transmission, or be communicated to each director personally or by telephone (including without limitation to a representative of the director or to the director’s electronic voice message system), not later than twenty-four (24) hours before the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in accordance with Section 6.04 hereof, either before or after such meeting.

Section 3.06. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed and delivered in any manner permitted by Delaware Law.  After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained.

Section 3.07. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.08. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors, determined in accordance with Section 3.02 of these Amended and Restated Bylaws which the Corporation would have if there were no vacancies or unfilled newly-created directorships, shall constitute a quorum for the transaction of business. At all meetings of the committees of the Board of Directors, the presence of 50% or more of the total number of members then serving on a committee shall constitute a quorum. The vote of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be, except as otherwise provided in Delaware Law, the Third Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting.

Section 3.09. Committees. (a) The Corporation shall, at a minimum, have such standing committees as may be required by the Stock Exchange Rules, or as otherwise may be required by applicable law.  The Board of Directors may designate additional committees of the Board of Directors and may invest such committees with all powers of the Board of Directors, except as otherwise provided by Delaware Law, subject to such conditions as the Board of Directors may prescribe.

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(b) In addition, the Board of Directors may designate one or more additional committees, with each such committee consisting of such number of directors of the Corporation and having such powers and authority as shall be determined by resolution of the Board of Directors.

(c) All acts done by any committee within the scope of its powers and authority pursuant to these Amended and Restated Bylaws and the resolutions adopted by the Board of Directors in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Secretary or any Assistant Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.

(d) Regular meetings of committees shall be held at such times as may be determined by resolution of the Board of Directors or the committee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee shall be called by resolution of the Board of Directors, or by the Secretary or an Assistant Secretary upon the request of the chairman or a majority of the members of such committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 3.05 of these Amended and Restated Bylaws.

Section 3.10. Committee Members. (a) Each member of any committee of the Board of Directors shall hold office until such member’s successor is elected and has qualified, unless such member sooner dies, resigns or is removed.

(b) The Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise.

Section 3.11. Committee Secretary. Each committee may elect a secretary for such committee. Unless otherwise determined by the committee, the Secretary or an Assistant Secretary of the Corporation shall act as secretary at all regular meetings and special meetings of the committee, and in the absence of the Secretary or any Assistant Secretary a temporary secretary shall be appointed by the chairman of the meeting.

Section 3.12. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid compensation as director, lead director or chairman of any committee. Members of special or standing committees may be allowed compensation and payment of expenses.

ARTICLE 4

CHAIRMAN AND OFFICERS

Section 4.01. General. The Board of Directors shall elect a Chairman of the Board of Directors; a Chief Executive Officer; a President; a Chief Financial Officer; a General Counsel; a Secretary, who shall have the duty, among other things, to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose; one or more Assistant Secretaries; a Treasurer; one or more Assistant Treasurers; and such other officers as in the judgment of the Board of Directors may be necessary or desirable. All officers chosen by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article 4. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Third Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation, except that the Chief Executive Officer shall be a member of the Board of Directors.

Section 4.02. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or be removed.

Section 4.03. Chairman of the Board of Directors. The Chairman of the Board of Directors may be, but need not be, a person other than the Chief Executive Officer of the Corporation. The Chairman of the Board of Directors may be,

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but need not be, an officer or employee of the Corporation. The Chairman of the Board of Directors shall perform all duties incident to the position of chairman of the board or as may be prescribed by the Board of Directors or these Amended and Restated Bylaws from time to time.  The Chairman of the Board of Directors, if present, shall preside at all meetings of the Board of Directors and at all meetings of the stockholders of the Corporation. In the absence or disability of the Chairman of the Board of Directors, the duties of the Chairman of the Board of Directors shall be performed and the authority of the Chairman of the Board of Directors may be exercised by a director designated for this purpose by the Board of Directors.

Section 4.04. Chief Executive Officer. The Chief Executive Officer shall be a member of the Board of Directors. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall supervise, coordinate and manage the Corporation’s business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Executive Officer of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

Section 4.05. President. The President shall have general authority to exercise all the powers necessary for the President of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors and the Chief Executive Officer.

Section 4.06. Chief Financial Officer. The Chief Financial Officer shall have responsibility for the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors and the Chief Executive Officer.

Section 4.07. General Counsel. The General Counsel shall have responsibility for the legal affairs of the Corporation. The General Counsel shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors and the Chief Executive Officer.

Section 4.08. Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the terms at any meeting of the Board of Directors.

ARTICLE 5

STOCK CERTIFICATES AND TRANSFERS

Section 5.01. Stock Certificates and Transfers. (a) The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares.

Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

(b) Any or all of the signatures on the certificates (if any) representing the stock of the Corporation may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

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(c) The shares of the stock of the Corporation represented by certificates shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares (if authorized) shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Delaware Law or, unless otherwise provided by Delaware Law, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.02. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or its designee may in its or his discretion require.

ARTICLE 6

MISCELLANEOUS PROVISIONS

Section 6.01. Fiscal Year. The fiscal year of the Corporation shall be as specified by the Board of Directors.

Section 6.02. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

Section 6.03. Seal. The corporate seal shall have thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors or by any officer authorized to do so by the Board of Directors.

Section 6.04. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of Delaware Law, written waiver of any such notice signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.

Section 6.05. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant.

Section 6.06. Resignations. Any director or any officer, whether elected or appointed, may resign at any time upon notice of such resignation to the Corporation.

Section 6.07. Indemnification and Insurance. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or a director or officer of a Subsidiary (as defined below), shall be indemnified and held harmless by the Corporation to the fullest extent permitted from time to time by Delaware Law as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs,

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executors and administrators; provided that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by this Section 6.07. The Corporation shall pay the expenses incurred by such person in defending any such proceeding in advance of its final disposition upon receipt (unless the Corporation upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 6.07 or otherwise.

(b) The indemnification and the advancement of expenses incurred in defending a proceeding prior to its final disposition provided by, or granted pursuant to, this Section 6.07 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Third Amended and Restated Certificate of Incorporation, other provision of these Amended and Restated Bylaws, agreement, vote of stockholders or Disinterested Directors (as defined below) or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 6.07, nor to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification.

(c) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, partner, member, employee or agent of the Corporation or a Subsidiary or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware Law.

(d) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Corporation or a Subsidiary and to any person who is or was serving at the request of the Corporation or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation or a Subsidiary, to the fullest extent of the provisions of this Section 6.07 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(e) If any provision or provisions of this Section 6.07 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Section 6.07 (including, without limitation, each portion of any paragraph or clause of this Section 6.07 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 6.07 (including, without limitation, each such portion of any paragraph of this Section 6.07 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(f) For purposes of these Amended and Restated Bylaws:

(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.

(2) “Subsidiary” means any corporation, trust, limited liability company or other non-corporate business enterprise in which the Corporation directly or indirectly holds ownership interests representing (A) more than 50% of the voting power of all outstanding ownership interests of such entity (other than directors’ qualifying shares, in the case of a corporation) or (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding ownership interests upon a liquidation or dissolution of such entity.

(g) Any notice, request, or other communication required or permitted to be given to the Corporation under this Section 6.07 shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary or the

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General Counsel or any designee of the Secretary or the General Counsel and shall be effective only upon receipt by such officer or designee.

ARTICLE 7

CONTRACTS, PROXIES, ETC.

Section 7.01. Contracts. Except as otherwise required by law, the Third Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. Subject to the control and direction of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel and the Treasurer may enter into, execute, deliver and amend bonds, promissory notes, contracts, agreements, deeds, leases, guarantees, loans, commitments, obligations, liabilities and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, such officers of the Corporation may delegate such powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 7.02. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or entity, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE 8

AMENDMENTS

Section 8.01. Amendments. These Amended and Restated Bylaws may be altered, amended or repealed, in whole or in part, or new Amended and Restated Bylaws may be adopted by the stockholders or by the Board of Directors at any meeting thereof; provided, that notice of such alteration, amendment, repeal or adoption of new Amended and Restated Bylaws is contained in the notice of such meeting of stockholders for amendments to be adopted by the stockholders. Unless a higher percentage is required by the Third Amended and Restated Certificate of Incorporation as to any matter which is the subject of these Amended and Restated Bylaws, all such amendments must be approved by either the holders of eighty percent (80%) of the voting power of the then outstanding Voting Stock or by a majority of the Board of Directors.

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